Exhibit 99.1

Demand Media Reports Third Quarter 2016 Results

•	Demand Media Properties Reach More Than 50 Million Unique Monthly Visitors in the U.S., up 3% year-over-year
•	Q3 Marketplaces Revenue Grows 32% Year-over-Year
•	Q3 Livestrong.com Revenue Grows 31% Year-over-Year
•	Total Q3 Revenue of $28.1 Million
•	Demand Media to complete corporate rebranding to Leaf Group Ltd. on November 9th
•	Demand Media appoints John Pleasants and Jennifer Schulz to its Board of Directors

SANTA MONICA, CA – November 7, 2016 - Demand Media, Inc. (NYSE: DMD), a diversified Internet company comprised of several marketplaces and media properties, today reported financial results for the third quarter ended September 30, 2016.

“Q3 was a very successful quarter for us, with revenue increasing 12% year-over-year on a pro forma basis,” said Sean Moriarty, CEO of Demand Media. “These positive developments are an example of the evolution of our company over the past two years, making this the perfect time to highlight our progress. We are excited to move forward as Leaf Group, which symbolizes our continued focus on growth, while providing an opportunity to highlight the significant role that our marketplaces now play in our operating model.”

Financial Summary
(In millions, except per share amounts)

	Three months ended
	September 30,
	2016	2015
Marketplaces revenue	$16.7	$12.6
Content & Media revenue	11.4	15.9
Total revenue	$28.1	$28.5

Net loss	$(8.3)	$(13.8)
Adjusted net loss(1)	$(2.9)	$(5.4)
Adjusted EBITDA(1)	$(2.2)	$(3.6)

EPS	$(0.41)	$(0.69)
Adjusted EPS(1)	$(0.14)	$(0.27)

Net cash used in operating activities	$(3.2)	$(3.1)
Free cash flow(1)	$(3.6)	$(3.1)

(1)	These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q3 2016 Financial Summary:

Demand Media is comprised of two service offerings: Marketplaces and Content & Media.

“With continued growth in our Marketplaces, vigorous growth in our Livestrong.com business and the recent launch of our eHow vertical strategy, the company is significantly transformed,” said Rachel Glaser, Demand Media’s CFO. “We will continue to manage our resources judiciously while investing in initiatives that create long-term shareholder value.”

For the third quarter of 2016:

•

Total revenue declined 2% year-over-year due to a 28% decline in Content & Media revenue partially offset by a 32% increase in Marketplaces revenue. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, total revenue increased 12% year-over-year.

•	Marketplaces revenue grew 32% year-over-year driven primarily by increased traffic, new product introductions and higher conversion rates.
•

Content & Media revenue declined 28% year-over-year driven primarily by the divestitures of certain online properties including Cracked, traffic declines on eHow and lower ad monetization yields. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, Content & Media revenue declined 9% year-over-year.

•

Adjusted EBITDA was $(2.2) million for the quarter, primarily reflecting the decline in higher margin Content & Media advertising revenue, partially offset by growth in Marketplaces and managed reductions in operating expenses other than product and marketing costs.

•

Cash and cash equivalents was $51.7 million at period end with no debt outstanding. During Q3, the company used approximately $1.5 million for the purchase of The Other Art Fair and $3.5 million to repurchase approximately 618,000 shares of its common stock. As of September 30, 2016, approximately $15.7 million of authorized funds remained available for share repurchases under the company’s stock repurchase plan.

Corporate Highlights:

•

As part of its evolution from a pure digital media company to a diversified internet marketplaces and media company, Demand Media will officially change its name to Leaf Group Ltd. and commence trading under the ticker symbol “LFGR” on the New York Stock Exchange on Wednesday, November 9, 2016.

•

Demand Media has also elected Jennifer Schulz and John Pleasants to its Board of Directors. Ms. Schulz and Mr. Pleasants each bring more than 20 years of executive and leadership experience to the Board. Ms. Schulz, an e-commerce and marketing executive, currently serves as Group President of Vertical Markets for Experian North America, and provides strategic vision for its Shared Marketing and Innovation groups. Mr. Pleasants is a long-time Silicon Valley executive and a veteran of the consumer technology industry. He currently serves as Chief Executive Officer of Brava Home Inc., a domestic automation company that integrates technology and design for today's home.

Moriarty adds: “Jennifer Schulz and John Pleasants are fantastic additions to our Board of Directors and we are thrilled to have these two seasoned e-commerce, marketing and technology executives join our team.”

Business Highlights:

•

On a consolidated basis, Demand Media’s properties reached more than 50 million unique visitors in the U.S. in September 2016, including more than 35 million mobile visitors (source: September 2016 U.S. comScore).

Marketplaces:

•

Society6 released iPhone 7 & 7 Plus cases and extra large throw pillows in Q3, and now has 32 products available for sale on the site. Society6 continued to grow revenue, traffic and conversion rates on a year-over-year basis, and finished the quarter with over 1.1 million followers across social media platforms.

•

Saatchi Art continued to demonstrate strong year-over-year growth in revenue, traffic and gross transaction value in Q3. Both new customers and repeat customers increased more than 40% year-over-year, and traffic from social channels grew over 50%. Saatchi Art ended the quarter with over 800,000 followers across social media platforms.

•

During Q3, Demand Media completed the purchase of The Other Art Fair (TOAF), a leading London-based art fair for discovering emerging artists, and seamlessly integrated the operations of TOAF with its other Marketplaces businesses. In July, TOAF hosted the second installment of its Bristol Fair, and the first two fairs presented by Saatchi Art were successfully held in London and Sydney in October.

Content & Media:

•

Livestrong.com revenue continued to grow in Q3, increasing on both a quarter-over-quarter and a year-over-year basis. Traffic also grew significantly year-over-year, resulting in the site’s highest Q3 traffic ever. During Q3, Livestrong.com launched its nationwide Facebook Live influencer program and introduced its Simple.Healthy.Fitness video series that builds on the prior success of its Simple.Healthy.Beauty and Simple.Healthy.Food video series. In September 2016, Livestrong.com reached more than 25 million unique visitors in the U.S. across desktop and mobile platforms (source: September 2016 U.S. comScore).

•

As part of a strategic shift, the eHow team has developed several new media properties,  each of which is focused on a  specific category. eHow.com continues to focus on high-quality do-it-yourself and home content. Existing content from other high-value eHow categories was moved to the new sites, including Cuteness.com, Techwalla.com and Leaf.tv,  to create deep content experiences that have shown promising increases in traffic.  Following these content migrations, eHow.com alone still reached 14 million unique visitors in the U.S. across desktop and mobile platforms (source: September 2016 U.S. comScore).

•

The company’s content publishing studio (formerly known as studioD) experienced revenue growth in Q3 following its Q2 realignment. In particular, revenue for the content channels portion of this business increased 13% year-over-year in Q3 as the team took steps to optimize the sites and focus on expanding this high margin business.

Operating Metrics:

	Three months ended
	September 30,
	2016	2015	% Change
Marketplaces Metrics:(1)
Number of Transactions(2)	282,386	203,768	39%
Average Revenue per Transaction(3)	$58.61	$61.95	(5)%

Content & Media Metrics:
Visits(4) (in thousands)	651,545	780,990	(17)%
Revenue per Visit (RPV)(5)	$17.51	$20.33	(14)%
Video Views(6) (in thousands)	176,445	121,874	45%

Social Metrics (in thousands):
Social Media Followers(7) - Marketplaces	1,896	N/A (8)	N/A (8)
Social Media Followers(7) - Content & Media	12,596	N/A (8)	N/A (8)

(1)	Marketplaces Metrics do not include revenue or transactions related to The Other Art Fair business acquired in July 2016.
(2)	Number of transactions is defined as the total number of successfully completed Marketplaces transactions during the applicable period.
(3)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions in that period.
(4)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its customers’ online properties, to the extent that the visited customer web pages are hosted by the company’s content services. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(5)	RPV is defined as Content & Media revenue per one thousand visits.
(6)

Video Views are defined as the total number of views of all of the company’s Content & Media videos on Facebook and YouTube, or on Demand Media or third party sites via YouTube or any other embedded video player, during the applicable period. The company includes in this metric (i) views of videos published by any of the company’s Content & Media properties, including Livestrong.com, eHow, category specific sites and international sites; and (ii) videos viewed on multiple YouTube channels affiliated with certain properties.

(7)

Social Media Followers are defined as the sum of all Facebook, Pinterest, Instagram and Twitter followers, as well as all YouTube subscribers, across Demand Media's Content & Media or Marketplaces properties, as applicable, as of the end of the relevant period. Social Media Followers includes subscribers for multiple YouTube channels affiliated with certain Demand Media properties. Individuals are counted more than once if they follow multiple properties or the same property on multiple platforms, or if they subscribe to multiple YouTube channels.

(8)

The company did not track Social Media Followers across all platforms prior to the third quarter of 2016. As of September 30, 2015, the company’s Marketplaces properties had 0.7 million total Social Media Followers on Facebook and YouTube and the company’s Content & Media properties had 10.0 million total Social Media Followers on Facebook and YouTube.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 877-201-0168 (U.S./CAN) or 647-788-4901 (International) and reference conference ID 94469891. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Demand Media’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Demand Media uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Demand Media’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are (or have historically been) the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the company’s financial statements. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as management and in comparing operating results across periods and to those of Demand Media’s peer companies. However, in recent periods, the company’s management and board of directors has ceased using Adjusted Net Income (Loss) and Adjusted Earnings Per Share (EPS) to evaluate the company’s financial performance and operating trends, or for the other purposes noted.  The company’s current management and board of directors do not believe that these non-GAAP financial measures provide any additional insight into the company’s financial performance and operating trends beyond what is provided by Adjusted EBITDA.  Therefore, in future periods, the company will not present Adjusted Net Income (Loss) or Adjusted EPS.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. In addition to the non-GAAP financial measures presented in this press release, the company is also providing certain pro forma financial information to reflect the dispositions of the Cracked business and certain other non-strategic properties. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation and acquisition, disposition and realignment costs. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.

The company defines Adjusted Net Income (Loss) as net income (loss) excluding the effect of certain non-cash items and other items not directly related to the operation of the company’s ongoing business, principally comprised of stock-based compensation; amortization of intangible assets; acquisition, disposition and realignment costs; and gains or losses on asset dispositions. Adjusted Net Income (Loss) is calculated using the application of a normalized effective tax rate. The company defines Adjusted Earnings Per Share (Adjusted EPS) as Adjusted Net Income (Loss) divided by the weighted average number of shares outstanding. Management believes that

Adjusted Net Income (Loss) and Adjusted EPS have historically provided investors with additional useful information to measure the company’s financial performance, particularly from period to period, because they exclude certain non-cash and other expenses and gains that are not directly related to the operation of the company’s ongoing business. However, as noted above, in recent periods the company’s management and board of directors has ceased using these non-GAAP financial measures and the company will no longer report them in future periods.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash outflows from acquisition, disposition and realignment activities; capital expenditures to acquire property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a diversified Internet company that builds platforms across its media (eHow and LIVESTRONG.COM) and marketplace (Society6 and Saatchi Art) properties to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Demand Media’s content studio and diverse advertising offerings help brands and publishers find innovative ways to engage with their customers. For more information about Demand Media, visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include statements regarding the expected timing and impact of the company’s name change and corporate rebranding and the company’s expectations regarding content migrations from eHow.com to category specific sites. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Demand Media’s annual report on Form 10-K for the fiscal year ending December 31, 2015 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2016, as such risks and uncertainties are updated in Demand Media’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!, as well as possible future changes, and the impact such changes may have on visits and driving search traffic to the company’s online properties; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the potential impact on advertising revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields and/or increased availability of ad blocking software, particularly on mobile devices; the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the impact on revenue and expenses of changes made to the company’s Content & Media properties that are intended to improve user experience and engagement; the company’s ability to attract new customers to its marketplaces and successfully grow its marketplaces business; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor and Media Contact:
Jeff Misthal SVP, Finance (310) 656-6253 IR@demandmedia.com Shawn Milne Investor Relations (415) 264-3419 shawn.milne@demandmedia.com

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Service revenue	$12,688	$16,755	$39,623	$60,047
Product revenue	15,371	11,750	39,840	31,436
Total revenue	28,059	28,505	79,463	91,483
Operating expenses:
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)(3)	5,370	9,597	19,887	29,296
Product costs	9,791	7,638	26,588	21,240
Sales and marketing(1)(2)(3)	6,031	5,602	19,610	15,343
Product development(1)(2)(3)	4,652	6,936	15,614	20,543
General and administrative(1)(2)(3)	7,498	9,258	23,450	27,841
Amortization of intangible assets	3,100	3,441	9,246	15,377
Total operating expenses	36,442	42,472	114,395	129,640
Loss from operations	(8,383)	(13,967)	(34,932)	(38,157)
Interest income	35	—	60	359
Interest expense	(2)	(3)	(2)	(143)
Other (expense) income, net	(31)	178	39,131	3,024
(Loss) income before income taxes	(8,381)	(13,792)	4,257	(34,917)
Income tax benefit (expense)	32	(13)	(48)	(45)
Net (loss) income	$(8,349)	$(13,805)	$4,209	$(34,962)

Net (loss) income per share
Basic	$(0.41)	$(0.69)	$0.21	$(1.76)
Diluted	$(0.41)	$(0.69)	$0.21	$(1.76)

Weighted average number of shares
Basic	20,236	20,021	20,279	19,879
Diluted	20,236	20,021	20,511	19,879
__________________

(1) Depreciation expense included in the above line items:
Service costs	$603	$2,041	$2,931	$4,663
Sales and marketing	12	15	38	52
Product development	32	47	105	154
General and administrative	700	1,611	2,715	4,118
Total depreciation	$1,347	$3,714	$5,789	$8,987

(2) Stock-based compensation included in the above line items(3):
Service costs	$142	$182	$1,054	$806
Sales and marketing	145	159	586	511
Product development	290	397	1,206	1,576
General and administrative	1,103	821	3,272	2,790
Total stock-based compensation	$1,680	$1,559	$6,118	$5,683

 (3) Certain prior period amounts relating to personnel costs (including stock-based compensation) have been reclassified to conform to the current period presentation, resulting in the following changes in our condensed consolidated statements of operations for the three and nine month periods ended September 30, 2015, respectively: (i) decreases of $0.6 million and $2.4 million in general and administrative expense; (ii) increases of $0.4 million and $1.6 million in product development expense; (iii) increases of $0.2 million and $0.5 million in sales and marketing expense; and (iv) increases of less than $0.1 million and $0.2 million in service costs.

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$51,692	$38,570
Accounts receivable, net	7,206	10,469
Prepaid expenses and other current assets	8,180	4,989
Total current assets	67,078	54,028
Property and equipment, net	11,929	14,568
Intangible assets, net	12,970	21,332
Goodwill	11,180	10,358
Other assets	1,043	1,173
Total assets	$104,200	$101,459

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,496	$1,973
Accrued expenses and other current liabilities	12,397	15,169
Deferred revenue	3,034	2,933
Total current liabilities	16,927	20,075
Deferred tax liability	123	551
Other liabilities	1,781	1,713
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	511,157	505,603
Accumulated other comprehensive loss	(90)	(91)
Treasury stock	(34,282)	(30,767)
Accumulated deficit	(391,418)	(395,627)
Total stockholders’ equity	85,369	79,120
Total liabilities and stockholders’ equity	$104,200	$101,459

Demand Media, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net (loss) income	$(8,349)	$(13,805)	$4,209	$(34,962)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	4,447	7,155	15,035	24,364
Deferred income taxes	(33)	—	(33)	—
Stock-based compensation	1,680	1,559	6,118	5,683
Gain on disposal of businesses and online properties	—	(197)	(39,149)	(3,105)
Other	(92)	(275)	10	(76)
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	113	352	3,231	4,712
Prepaid expenses and other current assets	(809)	944	(180)	550
Other long-term assets	65	(8)	48	(140)
Accounts payable	(352)	286	(372)	(3,572)
Accrued expenses and other liabilities	(351)	536	(2,730)	(3,367)
Deferred revenue	488	313	335	164
Net cash used in operating activities	(3,193)	(3,140)	(13,478)	(9,749)
Cash flows from investing activities
Purchases of property and equipment	(1,204)	(1,004)	(3,743)	(3,590)
Purchases of intangible assets	(116)	(8)	(120)	(64)
Cash received from disposal of businesses and online properties, net of cash disposed	194	935	36,100	4,766
Cash received from early repayment of promissory note	—	5,100	—	5,100
Cash received from disposition holdback	—	998	—	998
Cash paid for acquisitions, net of cash acquired	(1,413)	(58)	(1,413)	(58)
Restricted deposits	—	671	136	671
Other	30	(129)	78	76
Net cash (used in) provided by investing activities	(2,509)	6,505	31,038	7,899
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	135	(33)	226	215
Repurchases of common stock	(3,515)	—	(3,515)	—
Net taxes paid on restricted stock units and options exercised	(138)	(123)	(1,132)	(563)
Cash paid for acquisition holdback	—	(7,561)	—	(7,561)
Other	(15)	(9)	(15)	(121)
Net cash used in financing activities	(3,533)	(7,726)	(4,436)	(8,030)
Effect of foreign currency on cash and cash equivalents	—	11	(2)	2
Change in cash and cash equivalents	(9,235)	(4,350)	13,122	(9,878)
Cash and cash equivalents, beginning of period	60,927	42,292	38,570	47,820
Cash and cash equivalents, end of period	$51,692	$37,942	$51,692	$37,942

Demand Media, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA:
Net (loss) income	$(8,349)	$(13,805)	$4,209	$(34,962)
Add (deduct):
Income tax (benefit) expense	(32)	13	48	45
Interest (income) expense, net	(33)	3	(58)	(216)
Other expense (income), net(1)	31	(178)	(39,131)	(3,024)
Depreciation and amortization(2)	4,447	7,155	15,035	24,364
Stock-based compensation(3)	1,680	1,559	6,118	5,683
Acquisition, disposition and realignment costs(4)	99	1,606	1,396	2,162
Adjusted EBITDA	$(2,157)	$(3,647)	$(12,383)	$(5,948)

Free Cash Flow:
Net cash used in operating activities	$(3,193)	$(3,140)	$(13,478)	$(9,749)
Purchases of property and equipment	(1,204)	(1,004)	(3,743)	(3,590)
Purchases of intangible assets	(116)	(8)	(120)	(64)
Acquisition, disposition and realignment cash flows(4)	872	1,011	1,704	2,618
Free Cash Flow	$(3,641)	$(3,141)	$(15,637)	$(10,785)

Adjusted Net Loss:
Net (loss) income	$(8,349)	$(13,805)	$4,209	$(34,962)
(a) Stock-based compensation(3)	1,680	1,559	6,118	5,683
(b) Amortization of acquisition related intangibles	720	1,516	3,469	4,917
(c) Content intangible assets removed from service(5)	1,228	—	1,660	3,092
(d) Acquisition, disposition and realignment costs(4)	99	1,606	1,396	2,162
(e) Depreciation related to internally developed software(6)	—	624	—	624
(f) Gain on disposals(7)	—	(202)	(39,160)	(3,110)
Income tax effect of items (a) - (f) & application of 38% statutory income tax rate to pretax income	1,737	3,315	8,507	8,233
Adjusted Net Loss	$(2,885)	$(5,387)	$(13,801)	$(13,361)

Adjusted EPS	$(0.14)	$(0.27)	$(0.68)	$(0.67)
Shares used to calculate adjusted EPS	20,236	20,021	20,279	19,879

(1) Primarily consists of income from the disposition of certain businesses, including Cracked, and online properties.

(2) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(4) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(5) Represents accelerated amortization expense resulting from the company’s decision to remove certain content assets from service.

(6) Represents depreciation resulting from the company’s evaluation of internally developed software as part of realignment activities and one-time write-offs.

(7) Represents the gain on sale from the disposition of certain businesses, including Cracked, and online properties.

Demand Media, Inc. and Subsidiaries

Reconciliations of Pro Forma Financial Measures

(In thousands)

	Three months ended September 30, 2016	Pro Forma Adjustments(1)	Pro Forma Three months ended September 30, 2016
Revenue - Pro Forma:
Marketplaces	$16,650	$—	$16,650
Content & Media	11,409	(2)	11,407
Total Revenue	$28,059	$(2)	$28,057

	Three months ended September 30, 2015	Pro Forma Adjustments(1)	Pro Forma Three months ended September 30, 2015
Marketplaces	$12,624	$—	$12,624
Content & Media	15,881	(3,386)	12,495
Total Revenue	$28,505	$(3,386)	$25,119

(1) Represents revenue associated with the divested Cracked business and certain other divested non-strategic properties.

	Three months ended September 30,
	2016	2015
Adjusted EBITDA - Pro Forma:
Net (loss)	$(8,349)	$(13,805)
Add (deduct):
Income tax (benefit) expense	(32)	13
Interest (income) expense, net	(33)	3
Other expense (income), net(1)	31	(178)
Depreciation and amortization(2)	4,447	7,155
Stock-based compensation(3)	1,680	1,559
Acquisition, disposition and realignment costs(4)	99	1,606
Adjusted EBITDA	$(2,157)	$(3,647)
Loss (income) from disposed businesses and online properties(5)	21	(1,368)
Adjusted EBITDA - Pro Forma	$(2,136)	$(5,015)

(1) Primarily consists of income from the disposition of certain businesses, including Cracked, and online properties.

(2) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(4) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

(5) Consists of the following pro forma adjustments associated with the divested Cracked business and certain other divested non-strategic properties (amounts in thousands): (i) for the three months ended September 30, 2016, a net loss of $21, and (ii) for the three months ended September 30, 2015, (a) net income of $1,175; (b) stock-based compensation of $118; and (c) depreciation and amortization of $75.